News Release
INVESTOR AND MEDIA CONTACT:
George R. Kirkland
Senior Vice President and Treasurer
Phone: (229) 873-3830
investorinfo@sgfc.com
                             For Immediate Release

           Southwest Georgia Financial Corporation Reports Financial
                       Results for First Quarter of 2009

MOULTRIE, GEORGIA, April 23, 2009 -- Southwest Georgia Financial Corporation (NYSE Amex: SGB), a full-service community bank holding company, today reported net income of $381 thousand, or $0.15 per diluted share, for the first quarter of 2009, down $358 thousand, or 48%, from net income of $739 thousand, or $0.29 earnings per diluted share, for the first quarter of 2008, but up measurably when compared with a net loss of $116 thousand in the fourth quarter of 2008. Impacting the first quarter of 2009 was a $186 thousand increase in the provision for loan losses as a result of the increased charge-offs on nonperforming loans and a 54.3% decline in commercial mortgage banking revenue.

DeWitt Drew, President and CEO commented, "Our first quarter results reflect the challenging economic environment that continues to negatively impact us. We increased our loan loss provision and recorded decreases in most noninterest income categories, notably mortgage banking and insurance services. However, we are encouraged by the 19% increase in total loans year-over-year. We have a strong capital base that enables us to continue lending in a credit market that still remains tight, and being a community bank provides us greater opportunity to understand the credit needs of our local markets."

Return on average equity for the first quarter of 2009 declined to 6.48% compared with 10.85% for the first quarter of 2008. Return on average assets for the quarter was 0.56% compared with 1.03% for the same period in 2008.

Balance Sheet Trends and Asset Quality

At March 31, 2009, total assets were $272.5 million compared with $289.2 million in the same quarter last year and $267.3 million at December 31, 2008. Total loans increased $24.2 million or 19.3% to $149.3 million when compared with $125.2 million at March 31, 2008. Total loans were relatively flat when compared with the fourth quarter of 2008. Total deposits were $224.7 million at the end of the first quarter of 2009, down $4.7 million, or 2.1% quarter-over-quarter, but up $10.1 million, or 4.7%, when compared with the fourth quarter of 2008.

The loan loss reserve coverage to total loans was 1.63% at the end of the first quarter 2009, compared with 1.92% at March 31, 2008. Net charge offs in the 2009 first quarter were $126 thousand compared with net charge offs of $837 thousand in the trailing fourth quarter of 2008 and net recoveries of $3 thousand in the first quarter of 2008. Nonperforming assets totaled $2.5 million at March 31, 2009, or 0.91% of total assets, compared with $3.3 million in nonperforming assets, or 1.15% of total assets at March 31, 2008. The improvement in asset quality reflects the Corporation's aggressive efforts at managing its loan portfolio. Southwest Georgia Financial Corporation total risk-based capital ratio was 15.95% at March 31, 2009, significantly exceeding the regulatory guidelines for a well capitalized financial institution (see accompanying table).
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Shareholders' equity was $24.0 million as of March 31, 2009, compared with
$26.9 million at the end of the first quarter in the prior year. On a per share basis, book value per common share was $9.41 at the end of the first quarter, down from $10.57 at the end of the first quarter in 2008. The Corporation has approximately 2.5 million shares of common stock outstanding.

Revenue

Net interest income improved slightly to $2.4 million for the first quarter of 2009 compared with $2.3 million in net interest income in the 2008 first quarter. Net interest income after provision for loan losses for the first quarter of 2009 was $2.2 million compared with $2.3 million for the same period in 2008. As previously noted, the provision for loan losses increased to $186 thousand due to charge-offs recognized in the first quarter of 2009 compared with no provision for loan losses during last year's first quarter. Total interest income decreased $549 thousand to $3.4 million when compared with the first quarter of 2008. The bulk of this decrease is due to a significant lower interest rate environment. Since September 2007, the Federal Reserve Bank decreased the short-term interest rates by 5% to a range of 0% to .25%. The Corporation's net interest margin was 4.07% for the first quarter of 2009, up 32 basis points from the same period last year. Total interest expense was $984 thousand for the first quarter, down $617 thousand from the same period a year ago, primarily due to a lower interest rate environment. The average rate paid on interest-bearing time deposits decreased 144 basis points for the quarter compared with the same period a year ago.

Mr. Drew continued, "Our focus is on continuing to expand the opportunities for growth by maintaining our conservative approach to asset management, expanding our core deposit base, and capturing opportunities that may arise from the turmoil in the financial industry."

Noninterest income was $1.2 million for the first quarter, down 28.9%, from $1.7 million during the same period in 2008. Revenue from a large contributor to noninterest income, mortgage banking services, decreased $372 thousand, or 54.3%, from last year's first quarter as the credit crisis has made the mortgage funding environment challenging and has restricted loan opportunities. Revenue from insurance services decreased to $299 thousand, or 16%, when compared with the first quarter of last year. Trust services and retail brokerage services revenue decreased $18 thousand, or 26.1%, and $30 thousand, or 32.3%, respectively, in the first quarter of 2009.

Total noninterest expense decreased to $2.9 million for the first quarter of 2009 compared with $3.1 million in the first quarter of 2008. The largest component of noninterest expense, salaries and employee benefits, decreased $152 thousand, or 8.5%, to $1.6 million for the first quarter compared with $1.8 million in the same period last year. The decrease was mainly due to a reduction in performance awards and benefit plan expenses. Other operating expense increased $35 thousand to $707 thousand in the first quarter of 2009 due to higher legal expenses and increased insurance assessment to the Federal Deposit Insurance Corporation. Amortization of intangible assets decreased $19 thousand when compared with the first quarter 2008. All of the intangible assets related to the purchase of the commercial mortgage banking subsidiary were fully amortized in 2008. Data processing expense increased $14 thousand to $176 thousand for the first quarter of 2009 due to normal business growth.



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Dividends and Share Repurchases

In March of 2009, the Corporation suspended its quarterly cash dividend. Mr. Drew commented, "This decision enables the Corporation to have financial flexibility by retaining equity necessary to support efforts to capture greater market share and expand outside of its historic footprint.
Conditions will be evaluated quarterly, and when the economic environment stabilizes, the Corporation will return to the more regular dividend payout schedule to which our shareholders have become accustomed."

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $272 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Thomas County, and Worth County, and a loan production office located in Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, mortgage banking, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website:

                                 www.sgfc.com.


SAFE HARBOR STATEMENT
This news release contains certain brief forward-looking statements concerning the Company's outlook. The Company cautions that any forward-looking statements are summary in nature, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The following factors, among others, could affect the Company's actual results and could cause actual results in the future to differ materially from those expressed or implied in any forward-looking statements included in this release: the ability of the bank to manage the interest rate environment, the success of reducing operating costs, overall economic conditions, customer preferences, the impact of competition, the ability to execute the strategy for growth. Additional information regarding these risks and other factors that could cause the Company's actual results to differ materially from our expectations is contained in the Company's filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, Southwest Georgia Financial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial tables follow.



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
                    SOUTHWEST GEORGIA FINANCIAL CORPORATION
                      CONSOLIDATED STATEMENT OF CONDITION

                 (Dollars in thousands except per share data)

                                          (Unaudited)   (Audited)  (Unaudited)
                                            March 31,  December 31, March 31,
                                              2009        2008        2008

ASSETS
Cash and due from banks                     $   8,929  $   7,470  $   9,085
Interest-bearing deposits in banks             15,935         30     36,325
Federal funds sold                                  0          0      7,185
Investment securities available for sale       71,613     83,212     79,367
Investment securities held to maturity         10,108     12,108     18,230
Federal Home Loan Bank stock, at cost           1,380      1,618      1,843
Loans, less unearned income and discount      149,325    149,070    125,164
   Allowance for loan losses                 (  2,436)  (  2,376)  (  2,402)
      Net loans                               146,889    146,694    122,762
Premises and equipment                          7,476      5,783      6,184
Foreclosed assets, net                            211        211          0
Intangible assets                               1,004      1,056      1,212
Other assets                                    8,952      9,115      7,034
      Total assets                          $ 272,497  $ 267,297  $ 289,227
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  NOW accounts                              $  23,369  $  25,283  $  28,553
  Money market                                 44,785     35,701     41,238
  Savings                                      21,720     21,213     22,155
  Certificates of deposit $100,000 and over    30,316     28,755     32,176
  Other time accounts                          65,624     64,216     66,783
      Total interest-bearing deposits         185,814    175,168    190,905
  Noninterest-bearing deposits                 38,850     39,373     38,483
      Total deposits                          224,664    214,541    229,388

  Federal funds purchased                           0        430          0
  Other borrowings                             10,000     15,000     20,114
  Long-term debt                               10,000     10,000     10,000
  Accounts payable and accrued liabilities      3,850      4,010      2,795
      Total liabilities                       248,514    243,981    262,297
Shareholders' equity:
  Common stock - par value $1; 5,000,000
   shares authorized; 4,293,835
   shares issued (*)                            4,294      4,294      4,294
  Additional paid-in capital                   31,702     31,701     31,702
  Retained earnings                            14,892     14,512     17,421
  Accumulated other comprehensive income     (    791)  (  1,077)  (    373)
      Total                                    50,097     49,430     53,044
Treasury stock - at cost (**)                ( 26,114)  ( 26,114)  ( 26,114)
      Total shareholders' equity               23,983     23,316     26,930
      Total liabilities and
       shareholders' equity                 $ 272,497  $ 267,297  $ 289,227

*  Common stock - shares outstanding        2,547,837  2,547,837  2,547,837
** Treasury stock - shares                  1,745,998  1,745,998  1,745,998

                                    -MORE-
                  SOUTHWEST  GEORGIA  FINANCIAL  CORPORATION
                  CONSOLIDATED  INCOME STATEMENT (unaudited*)
                 (Dollars in thousands except per share data)

                                                  For the Three Months
                                                     Ended March 31,
                                                   2009*         2008*
Interest income:
  Interest and fees on loans                    $  2,293      $  2,422
  Interest and dividend on securities
   available for sale                                957           677
  Interest on securities held to maturity            114           518
  Dividends on Federal Home Loan Bank stock            0            28
  Interest on federal funds sold                       0            80
  Interest on deposits in banks                        7           195
      Total interest income                        3,371         3,920

Interest expense:
  Interest on deposits                               785         1,296
  Interest on other borrowings                       122           194
  Interest on long-term debt                          77           111
      Total interest expense                         984         1,601
      Net interest income                          2,387         2,319
Provision for loan losses                            186             0
      Net interest income after provision
       for losses on loans                         2,201         2,319

Noninterest income:
  Service charges on deposit accounts                396           398
  Income from trust services                          51            69
  Income from retail brokerage services               63            93
  Income from insurance services                     299           357
  Income from mortgage banking services              313           685
  Net gain on the sale or abandonment of assets        0            13
  Other income                                        95            97
      Total noninterest income                     1,217         1,712

Noninterest expense:
  Salary and employee benefits                     1,628         1,780
  Occupancy expense                                  211           207
  Equipment expense                                  164           165
  Data processing expense                            175           162
  Amortization of intangible assets                   52            71
  Other operating expense                            707           672
      Total noninterest expense                    2,937         3,057


Income before income tax expense                     481           974
Provision for income taxes                           100           235
      Net income                                $    381      $    739

Net income per share, basic                     $   0.15      $   0.29
Net income per share, diluted                   $   0.15      $   0.29
Dividends paid per share                        $   0.07      $   0.14

Basic weighted average shares outstanding      2,547,837     2,548,196
Diluted weighted average shares outstanding    2,547,837     2,556,093

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
                    SOUTHWEST GEORGIA FINANCIAL CORPORATION
                             Financial Highlights
                 (Dollars in thousands except per share data)

At March 31                                  2009          2008
Assets                                   $ 272,497     $ 289,227
Loans, less unearned income & discount     149,325       125,164
Deposits                                   224,664       229,388
Shareholders' equity                        23,983        26,930
Book value per share                          9.41         10.57
Loan loss reserve/loans                       1.63 %        1.92 %
Nonperforming assets/total assets             0.91 %        1.15 %

                                         Three Months Ended March 31,
                                            2009          2008

Net income                               $     381     $     739
Earnings per share, basic                     0.15          0.29
Earnings per share, diluted                   0.15          0.29
Dividends paid per share                      0.07          0.14
Return on assets                              0.56 %        1.03 %
Return on equity                              6.48 %       10.85 %
Net interest margin (tax equivalent)          4.07 %        3.75 %
Net charge offs (recoveries)/ average loans   0.34 %       (0.01)%

Quarterly                 1st Qtr   4th Qtr   3rd Qtr   2nd Qtr   1st Qtr
Averages                    2009      2008      2008      2008      2008
Assets                   $ 272,771 $ 266,865 $ 267,371 $ 278,348 $ 287,826
Loans, less unearned
 income & discount         148,824   145,900   138,768   129,876   123,691
Deposits                   223,387   214,420   216,554   226,261   228,165
Equity                      23,504    23,017    25,065    26,727    27,246
Return on assets             0.56%   (0.17)%   (3.99)%     1.10%     1.03%
Return on equity             6.48%   (2.02)%  (42.53)%    11.43%    10.85%
Net income (loss)        $     381 $   (116) $ (2,666) $     764 $     739
Net income (loss) per
 share, basic            $    0.15 $  (0.04) $  (1.05) $    0.30 $    0.29
Net income (loss) per
 share, diluted          $    0.15 $  (0.04) $  (1.05) $    0.30 $    0.29
Dividends paid per share $    0.07 $    0.14 $    0.14 $    0.14 $    0.14












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
                    SOUTHWEST GEORGIA FINANCIAL CORPORATION
                           Risk Based Capital Ratios

                            Southwest Georgia
                          Financial Corporation    Regulatory Guidelines
                                                   For Well     Minimum
Risk Based Capital Ratios    March 31, 2009       Capitalized  Guidelines
Tier 1 capital                   14.70%              6.00%        4.00%
Total risk based capital         15.95%             10.00%        8.00%
Tier 1 leverage ratio             8.69%              5.00%        3.00%

                            Southwest Georgia
                                  Bank             Regulatory Guidelines
                                                   For Well     Minimum
Risk Based Capital Ratios    March 31, 2009       Capitalized  Guidelines

Tier 1 capital                   14.20%              6.00%        4.00%
Total risk based capital         15.45%             10.00%        8.00%
Tier 1 leverage ratio             8.38%              5.00%        3.00%




































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